Exhibit 99.1

Sky Harbour Announces Record Q2 Results, Receives Debt Proposals for $150mm, and Updates on Business Activities and Objectives

West Harrison, NY – August 13th, 2024 – Sky Harbour Group Corporation (NYSE American: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide network of Home-Basing campuses for business aircraft, announced the release of its unaudited financial results for the three and six months ended June 30, 2024 on Form 10-Q. The Company also announced the filing of its unaudited financial results for the quarter ended June 30, 2024 for Sky Harbour Capital (Obligated Group) with MSRB/EMMA. Please see the following links to access the filings:

SEC 10-Q: https://www.sec.gov/ix?doc=/Archives/edgar/data/0001823587/000143774924026368/ysac20240630_10q.htm

MSRB/EMMA: https://emma.msrb.org/P21833646-P21405328-P21847437.pdf

Financial Highlights include:

●	2024 Q2 Consolidated Revenues increased 109% as compared to Q2 2023 and 50% as compared to Q1 2024

●	Net Cash Used in Operating Activities improved to $1.0 million in Q2 2024, from $4.4 million in Q1 2024 and $1.2 million in Q2 2023

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We are reiterating our guidance of reaching positive operating cash flow on a consolidated basis by the Fall of 2025, driven by the cash flows expected to be generated from the three campuses opening in Q1 2025 in Denver, Phoenix and Addison (Dallas area)

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At Sky Harbour Capital (Obligated Group), positive cash flow provided by operating activities reached $1.1 million in Q2, a significant improvement from ($0.3) million cash flow used in operating activities during Q2 2023

●	Strong liquidity and capital resources as of June 30th, 2024, with consolidated cash and US Treasuries totaling $149 million

Update on Site Acquisition

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Salt Lake City International Airport (SLC) is Sky Harbour’s fourteenth campus announcement. The SLC campus joins Sky Harbour campuses now operating at Houston’s Sugar Land Regional Airport (SGR), Nashville International Airport (BNA), Miami Opa-Locka Executive Airport (OPF), and San Jose’s  Mineta International Airport (SJC); campuses in development at Denver’s Centennial Airport (APA), Phoenix Deer Valley Airport (DVT), Dallas’s Addison Airport (ADS), Chicago Executive Airport (PWK), Sky Harbour’s first three New-York-service airports - Bradley International Airport (BDL), Hudson Valley Regional Airport (POU), and Stewart International Airport (SWF), Orlando Executive Airport (ORL), Dulles International Airport (IAD); and additional campuses soon to be announced.

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In the second quarter, Sky Harbour also succeeded in expanding its footprint at campuses currently in development, thereby increasing the expected indoor rentable square footage of the portfolio to an aggregate projected new total of 2.4 million square feet.

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Having met 2024 guidance of four new ground leases, and with additional announcements pending, Sky Harbour is raising its guidance from six additional ground leases by December 2025 to eight additional ground leases.

Update on Construction and Development Activities

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As reported on our monthly activity reports filed with MSRB/EMMA and available on our website, APA, DVT and ADS are on track for delivery and commencement of operations by Q1 2025. Please see the following link for easy access to the last monthly construction report: https://emma.msrb.org/P21828135-P21401259-P21842974.pdf

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Beyond these three projects, there are ten airport phases now in development. In anticipation of the steep ramp-up in development, the Sky Harbour Development and Construction team was expanded as detailed below.

Update on Leasing Activities

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The weighted average revenue run rate as of today at Sky Harbour’s four operating campuses is approximately $39 per rentable square foot, exceeding original portfolio projections of $29.50 per sq feet by approximately 32%.

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Lease renewals and replacements in the past twelve months have exhibited a weighted average step-up in total revenue of approximately 20%. We believe this supports Sky Harbour’s thesis on business aviation inflation rates, particularly at the highest end of the business aviation market.

Expansion of Management Team

Marty Kretchman is joining Sky Harbour as Senior Vice President, Airports, with responsibility for business partnerships, non-rent revenues, and campus operations. Marty’s experience includes more than thirteen years at Signature Aviation and its predecessor company, Landmark Aviation, most recently as a member of Signature’s Executive Leadership Team and Senior Vice President, Operations Planning.

Tal Keinan commented: “Marty’s deep experience and broad aviation network make him the right leader for this role. It is his professionalism, and his innovative, driven spirit, that make him the right fit for Sky Harbour. I am grateful and very excited to welcome Marty to the team.”

Marty Kretchman commented: "Sky Harbour is bringing the right people and approach to a model that business aviation has clearly been waiting for. The opportunity here is immense and I feel fortunate to be joining the team that is going to capture it."

David Sherman has joined Sky Harbour as Vice President of Construction. Dave’s previous experience includes eighteen years at Turner Construction. His mandate includes oversight of Pre-Engineered Metal Building manufacturing, and national construction management.

David Sherman commented: “Sky Harbour has created one of the most exciting real estate opportunities I have seen in my career. It is about people and process now, and we have the team to execute. I am excited to be leading this team and for the opportunity to apply my experience.”

Steven Martinez has joined Sky Harbour as Vice President of Development. Steve brings 23 years of development experience at the Related Companies and Turner Construction Company. His mandate includes the standardization and acceleration of Sky Harbour’s site planning, entitlements, and pre-construction processes.

Tal Keinan commented: “Dave, Steve and their growing team position Sky Harbour for the challenges and the opportunities of development at scale. We are fortunate to have them, and particularly fortunate to have them right now.”

New Loan/Bond Issuance Plans

Sky Harbour is evaluating several proposals from major US financial institutions for the issuance of up to $150 million in new tax-exempt debt, in the form of bonds or a loan, in support of the Company’s airport development growth. The funding proposals have indicative terms ranging from five to thirty years and indicative fixed rate interest rates ranging from 4.55%-5.80%. The company expects to execute this financing in the first half of 2025 separate and apart from the senior lien of the outstanding Series 2021 PABs. Our ability to successfully issue any additional debt and our future cost of borrowing will depend on a range of factors, including general economic conditions, the level of activity in capital markets generally, and the credit spreads demanded by fixed income investors.

Sky Harbour CFO, Francisco X. Gonzalez, commented, “Sky Harbour avails itself of every opportunity to secure the lowest cost of capital to fund its aggressive growth in a way that is consistent with protecting or enhancing the credit quality of our outstanding bonds. We are grateful for the market’s continued warm reception and anticipate moving forward with a bond/loan financing in early 2025.”

Sidoti Investor Conference Invitation

We will present and host one-on-one meetings with investors at the Sidoti August Virtual Investor Conference, taking place on August 14-15, 2024. The group presentation will begin at 1:00pm ET on Thursday, August 15th and can be accessed live here: https://sidoti.zoom.us/webinar/register/WN_BwjtPWZPSFewtTuREkkBvA#/registration. Sky Harbour will also host virtual one-on-ones with investors on Wednesday and Thursday, August 14-15, 2024. To register for the presentation or one-on-ones for free, visit www.sidoti.com/events.

About Sky Harbour Group Corporation

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases and manages general aviation hangars across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate customers with the best physical infrastructure in business aviation, coupled with dedicated service tailored to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of SHG, including statements regarding our expectations for future results, our expectations for future ground leases, our expectations on future construction and development activities and lease renewals, and our plans for future financings. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour Group Corporation (the “Company”) as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2023 and other filings the Company makes with the SEC from time to time. The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Key Performance Indicators

We use a number of metrics, including weighted average revenue run rate, to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Our key performance indicators may be calculated in a manner different than similar key performance indicators used by other issuers. These metrics are estimated operating metrics and not projections, nor actual financial results, and are not indicative of current or future performance.

Contacts

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco X. Gonzalez, CFO